EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 (File No.------------) of our report dated March 4, 1997 on our audits of the consolidated financial statements of Poore Brothers, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."







COOPERS & LYBRAND L.L.P.





Phoenix, Arizona
September 22, 1997